UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
January 15, 2021 (January 14, 2021)

Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, AR 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	NYSE
1.900% Notes Due 2022	WMT22	NYSE
2.550% Notes Due 2026	WMT26	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 14, 2021, Marc Lore notified Walmart Inc. (the “Company”) of his intent to retire from his position of Executive Vice President, President and Chief Executive Officer, U.S. eCommerce, effective January 31, 2021. Mr. Lore will continue to serve in a consulting role as a strategic advisor to the Company through September 2021. Mr. Lore joined the Company in September 2016 in connection with the Company’s acquisition of Jet.com, Inc. (“Jet.com”). Mr. Lore was previously the founder and CEO of Jet.com. Prior to founding Jet.com, Mr. Lore founded and led various e-commerce and internet companies, including Quidsi and The Pit, Inc.

Following the Jet.com transaction, we unified the Jet.com team with Walmart.com. Over the past couple of years, we have unified our store and eCommerce teams which better enables us to create one brand experience for our customers. That was completed in 2020 and so our Walmart U.S. segment has been operating and continues to operate as an omni-channel business. After Mr. Lore retires on January 31, 2021, the U.S. business, including all the aspects of US retail eCommerce, will continue to report to John Furner, Executive Vice President, President and Chief Executive Officer, Walmart U.S., beginning on February 1, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 15, 2021

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Chief Counsel Finance and Governance, Office of the Corporate Secretary